Exhibit (d.2)

Schedule A

to the

Investment Advisory Agreement dated December 1, 2009

between

iShares Trust

and

BlackRock Fund Advisors

Pursuant to Section 6, the Trust shall pay the Adviser compensation at the following annual rates:

Fund	Annual Fee
iShares 0-5 Year High Yield Corporate Bond ETF	0.50%
iShares 0-5 Year Investment Grade Corporate Bond ETF	0.15%
iShares 0-5 Year TIPS Bond ETF	0.20%
iShares 1-3 Year International Treasury Bond ETF	0.35%
iShares 1-3 Year Treasury Bond ETF	0.15%
iShares 3-7 Year Treasury Bond ETF	0.15%
iShares 7-10 Year Treasury Bond ETF	0.15%
iShares 10+ Year Credit Bond ETF	0.20%
iShares 10-20 Year Treasury Bond ETF	0.15%
iShares 20+ Year Treasury Bond ETF	0.15%
iShares Aaa - A Rated Corporate Bond ETF	0.15%
iShares Agency Bond ETF	0.20%
iShares Aggressive Allocation ETF	0.25%
iShares Asia 50 ETF	0.50%
iShares Asia Developed Real Estate ETF	0.48%
iShares B - Ca Rated Corporate Bond ETF	0.55%
iShares Baa - Ba Rated Corporate Bond ETF	0.30%
iShares California AMT-Free Muni Bond ETF	0.25%
iShares CMBS ETF	0.25%
iShares Conservative Allocation ETF	0.25%
iShares Core Dividend Growth ETF	0.12%
iShares Core GNMA Bond ETF	0.15%
iShares Core High Dividend ETF	0.12%
iShares Core Long-Term USD Bond ETF	0.12%
iShares Core MSCI EAFE ETF	0.14%
iShares Core MSCI Europe ETF	0.14%
iShares Core MSCI Pacific ETF	0.14%
iShares Core MSCI Total International Stock ETF	0.16%
iShares Core S&P 500 ETF	0.07%
iShares Core S&P Mid-Cap ETF	0.14%
iShares Core S&P Small-Cap ETF	0.14%
iShares Core S&P Total U.S. Stock Market ETF	0.07%
iShares Core Short-Term USD Bond ETF	0.12%
iShares Core Total USD Bond Market ETF	0.15%
iShares Core U.S. Aggregate Bond ETF	0.08%
iShares Core U.S. Credit Bond ETF	0.15%
iShares Core U.S. Growth ETF	0.09%
iShares Core U.S. Treasury Bond ETF	0.15%
iShares Core U.S. Value ETF	0.09%
iShares Currency Hedged MSCI EAFE ETF	0.39%
iShares Currency Hedged MSCI EMU ETF	0.62%
iShares Currency Hedged MSCI Germany ETF	0.53%
iShares Currency Hedged MSCI Japan ETF	0.53%
iShares Dow Jones U.S. ETF	0.20%

iShares Emerging Markets Infrastructure ETF	0.75%
iShares Europe Developed Real Estate ETF	0.48%
iShares Financials Bond ETF	0.30%
iShares Floating Rate Bond ETF	0.20%
iShares Global 100 ETF	0.40%
iShares Global Inflation-Linked Bond ETF	0.40%
iShares Global REIT ETF	0.14%
iShares Government/Credit Bond ETF	0.20%
iShares Growth Allocation ETF	0.25%
iShares iBonds Dec 2016 Corporate ETF	0.10%
iShares iBonds Dec 2018 Corporate ETF	0.10%
iShares iBonds Dec 2020 Corporate ETF	0.10%
iShares iBonds Mar 2016 Corporate ETF	0.10%
iShares iBonds Mar 2018 Corporate ETF	0.10%
iShares iBonds Mar 2020 Corporate ETF	0.10%
iShares iBonds Mar 2023 Corporate ETF	0.10%
iShares iBonds Mar 2016 Corporate ex-Financials ETF	0.10%
iShares iBonds Mar 2018 Corporate ex-Financials ETF	0.10%
iShares iBonds Mar 2020 Corporate ex-Financials ETF	0.10%
iShares iBonds Mar 2023 Corporate ex-Financials ETF	0.10%
iShares iBonds Sep 2015 AMT-Free Muni Bond ETF	0.30%
iShares iBonds Sep 2016 AMT-Free Muni Bond ETF	0.30%
iShares iBonds Sep 2017 AMT-Free Muni Bond ETF	0.30%
iShares iBonds Sep 2018 AMT-Free Muni Bond ETF	0.30%
iShares iBonds Sep 2019 AMT-Free Muni Bond ETF	0.30%
iShares iBonds Sep 2020 AMT-Free Muni Bond ETF	0.30%
iShares India 50 ETF	0.89%
iShares Industrials Bond ETF	0.30%
iShares Intermediate Government/Credit Bond ETF	0.20%
iShares International Developed Property ETF	0.48%
iShares International Developed Real Estate ETF	0.48%
iShares International Inflation-Linked Bond ETF	0.40%
iShares International Preferred Stock ETF	0.55%
iShares International Treasury Bond ETF	0.35%
iShares Japan Large-Cap ETF	0.50%
iShares Micro-Cap ETF	0.60%
iShares Moderate Allocation ETF	0.25%
iShares Morningstar Large-Cap ETF	0.20%
iShares Morningstar Large-Cap Growth ETF	0.25%
iShares Morningstar Large-Cap Value ETF	0.25%
iShares Morningstar Mid-Cap ETF	0.25%
iShares Morningstar Mid-Cap Growth ETF	0.30%
iShares Morningstar Mid-Cap Value ETF	0.30%
iShares Morningstar Multi-Asset Income ETF	0.25%
iShares Morningstar Small-Cap ETF	0.25%
iShares Morningstar Small-Cap Growth ETF	0.30%
iShares Morningstar Small-Cap Value ETF	0.30%
iShares Mortgage Real Estate Capped ETF	0.48%
iShares MSCI ACWI Low Carbon Target ETF	0.33%
iShares MSCI All Country Asia ex Japan Small-Cap ETF	0.75%
iShares MSCI All Country Asia Information Technology ETF	0.69%
iShares MSCI Asia ex Japan Minimum Volatility ETF	0.35%
iShares MSCI Australia Small-Cap ETF	0.59%
iShares MSCI Canada Small-Cap ETF	0.59%
iShares MSCI Denmark Capped ETF	0.53%

iShares MSCI EAFE Growth ETF	0.40%
iShares MSCI EAFE Value ETF	0.40%
iShares MSCI Emerging Markets Latin America ETF	0.68%
iShares MSCI Europe Financials ETF	0.48%
iShares MSCI Europe Minimum Volatility ETF	0.25%
iShares MSCI Europe Small-Cap ETF	0.40%
iShares MSCI Finland Capped ETF	0.53%
iShares MSCI Germany Small-Cap ETF	0.59%
iShares MSCI Hong Kong Small-Cap ETF	0.59%
iShares MSCI India ETF	0.65%
iShares MSCI India Small-Cap ETF	0.74%
iShares MSCI Japan Minimum Volatility ETF	0.30%
iShares MSCI KLD 400 Social ETF	0.50%
iShares MSCI Kokusai ETF	0.25%
iShares MSCI Norway Capped ETF	0.53%
iShares MSCI Singapore Small-Cap ETF	0.59%
iShares MSCI United Kingdom Small-Cap ETF	0.59%
iShares MSCI USA ESG Select ETF	0.50%
iShares MSCI USA Minimum Volatility ETF	0.15%
iShares MSCI USA Momentum Factor ETF	0.15%
iShares MSCI USA Quality Factor ETF	0.15%
iShares MSCI USA Size Factor ETF	0.15%
iShares MSCI USA Value Factor ETF	0.15%
iShares National AMT-Free Muni Bond ETF	0.25%
iShares New York AMT-Free Muni Bond ETF	0.25%
iShares North America Real Estate ETF	0.48%
iShares Real Estate 50 ETF	0.48%
iShares Residential Real Estate Capped ETF	0.48%
iShares Russell 1000 ETF	0.15%
iShares Russell 3000 ETF	0.20%
iShares Russell Top 200 ETF	0.15%
iShares Russell Top 200 Growth ETF	0.20%
iShares Russell Top 200 Value ETF	0.20%
iShares S&P 100 ETF	0.20%
iShares S&P 500 Growth ETF	0.18%
iShares S&P 500 Value ETF	0.18%
iShares S&P Mid-Cap 400 Value ETF	0.25%
iShares S&P Small-Cap 600 Growth ETF	0.25%
iShares S&P Small-Cap 600 Value ETF	0.25%
iShares Short Treasury Bond ETF	0.15%
iShares Short-Term National AMT-Free Muni Bond ETF	0.25%
iShares Treasury Floating Rate Bond ETF	0.15%
iShares Utilities Bond ETF	0.30%
iShares Yield Optimized Bond ETF	0.28%

Advisory Fee for iShares PHLX, S&P Global and S&P U.S. Sector Funds

iShares Global Clean Energy ETF

iShares Global Consumer Discretionary ETF

iShares Global Consumer Staples ETF

iShares Global Energy ETF

iShares Global Financials ETF

iShares Global Healthcare ETF

iShares Global Industrials ETF

iShares Global Infrastructure ETF

iShares Global Materials ETF

iShares Global Tech ETF

iShares Global Telecom ETF

iShares Global Timber & Forestry ETF

iShares Global Utilities ETF

iShares North American Natural Resources ETF

iShares North American Tech ETF

iShares North American Tech-Multimedia Networking ETF

iShares North American Tech-Software ETF

iShares PHLX Semiconductor ETF

0.48% per annum of the aggregate net assets less than or equal to $10.0 billion plus 0.43% per annum of the aggregate net assets over $10.0 billion, up to and including $20.0 billion plus 0.38% per annum of the aggregate net assets in excess of $20.0 billion.

Advisory Fee for iShares FTSE China Funds

iShares China Large-Cap ETF

iShares FTSE China ETF

0.74% per annum of the aggregate net assets less than or equal to $6.0 billion plus 0.67% per annum of the aggregate net assets over $6.0 billion, up to and including $12.0 billion plus 0.60% per annum of the aggregate net assets in excess of $12.0 billion

Advisory Fee for iShares Dow Jones Sector Funds

iShares Transportation Average ETF

iShares U.S. Aerospace & Defense ETF

iShares U.S. Basic Materials ETF

iShares U.S. Broker-Dealers ETF

iShares U.S. Consumer Goods ETF

iShares U.S. Consumer Services ETF

iShares U.S. Energy ETF

iShares U.S. Financial Services ETF

iShares U.S. Financials ETF

iShares U.S. Healthcare ETF

iShares U.S. Healthcare Providers ETF

iShares U.S. Home Construction ETF

iShares U.S. Industrials ETF

iShares U.S. Insurance ETF

iShares U.S. Medical Devices ETF

iShares U.S. Oil & Gas Exploration & Production ETF

iShares U.S. Oil Equipment & Services ETF

iShares U.S. Pharmaceuticals ETF

iShares U.S. Real Estate ETF

iShares U.S. Regional Banks ETF

iShares U.S. Technology ETF

iShares U.S. Telecommunications ETF

iShares U.S. Utilities ETF

0.48% per annum of the aggregate net assets less than or equal to $10.0 billion plus 0.43% per annum of the aggregate net assets over $10.0 billion, up to and including $20.0 billion plus 0.38% per annum of the aggregate net assets over $20.0 billion, up to and including $30.0 billion plus 0.342% per annum of the aggregate net assets in excess of $30.0 billion

Advisory Fee for iShares Category VI Funds:

iShares Human Rights ETF

iShares MSCI ACWI ETF

iShares MSCI ACWI ex U.S. ETF

iShares MSCI All Country World Minimum Volatility ETF*

iShares MSCI EAFE ETF

iShares MSCI EAFE Minimum Volatility ETF

0.35% per annum of the aggregate net assets less than or equal to $30.0 billion plus 0.32% per annum of the aggregate net assets over $30.0 billion, up to and including $60.0 billion plus 0.28% per annum of the aggregate net assets over $60.0 billion, up to and including $90.0 billion plus 0.252% per annum of the aggregate net assets in excess of $90.0 billion

Advisory Fee for Category I Funds:

iShares MSCI Australia ETF*

iShares MSCI Austria Capped ETF*

iShares MSCI Belgium Capped ETF*

iShares MSCI Canada ETF*

iShares MSCI EMU ETF*

iShares MSCI France ETF*

iShares MSCI Germany ETF*

iShares MSCI Hong Kong ETF*

iShares MSCI Ireland Capped ETF

iShares MSCI Italy Capped ETF*

iShares MSCI Japan ETF*

iShares MSCI Japan Small-Cap ETF*

iShares MSCI Malaysia ETF*

iShares MSCI Mexico Capped ETF*

iShares MSCI Netherlands ETF*

iShares MSCI New Zealand Capped ETF

iShares MSCI Singapore ETF*

iShares MSCI Spain Capped ETF*

iShares MSCI Sweden ETF*

iShares MSCI Switzerland Capped ETF*

iShares MSCI United Kingdom ETF

0.59% per annum of the aggregate net assets of the Category I Funds less than or equal to $7.0 billion plus 0.54% per annum of the aggregate net assets of the Category I Funds over $7.0 billion, up to and including $11.0 billion plus 0.49% per annum of the aggregate net assets of the Category I Funds over $11.0 billion, up to and including $24.0 billion plus 0.44% per annum of the aggregate net assets of the Category I Funds over $24.0 billion, up to and including $48.0 billion plus 0.40% per annum of the aggregate net assets of the Category I Funds over $48.0 billion, up to and including $72.0 billion plus 0.36% per annum of the aggregate net assets of the Category I Funds in excess of $72.0 billion

Advisory Fee for Category II Funds:

iShares MSCI All Peru Capped ETF

iShares MSCI Brazil Capped ETF*

iShares MSCI Brazil Small-Cap ETF

iShares MSCI Chile Capped ETF*

iShares MSCI China ETF

iShares MSCI China Small-Cap ETF

iShares MSCI Indonesia ETF

iShares MSCI Israel Capped ETF*

iShares MSCI Philippines ETF

iShares MSCI Poland Capped ETF

iShares MSCI Qatar Capped ETF

iShares MSCI Russia Capped ETF**

iShares MSCI South Africa ETF*

iShares MSCI South Korea Capped ETF*

iShares MSCI Taiwan ETF*

iShares MSCI Thailand Capped ETF*

iShares MSCI Turkey ETF*

iShares MSCI UAE Capped ETF

0.74% per annum of the aggregate net assets of the Category II Funds less than or equal to $2.0 billion plus 0.69% per annum of the aggregate net assets of the Category II Funds over $2.0 billion, up to and including $4.0 billion plus 0.64% per annum of the aggregate net assets of the Category II Funds over $4.0 billion, up to and including $8.0 billion plus 0.57% per annum of the aggregate net assets of the Category II Funds over $8.0 billion, up to and including $16.0 billion plus 0.51% per annum of the aggregate net assets of the Category II Funds over $16.0 billion, up to and including $32.0 billion plus 0.45% per annum of the aggregate net assets of the Category II Funds in excess of $32.0 billion

Advisory Fee for Category IV Funds

iShares MSCI All Country Asia ex Japan ETF

iShares MSCI BRIC ETF*

iShares MSCI Emerging Markets Consumer Discretionary ETF*

iShares MSCI Emerging Markets Eastern Europe ETF*

iShares MSCI Emerging Markets Energy Capped ETF*

iShares MSCI Emerging Markets ETF*

iShares MSCI Emerging Markets Minimum Volatility ETF*

iShares MSCI Emerging Markets Small-Cap ETF*

0.75% per annum of the aggregate net assets of the Category IV Funds less than or equal to $14.0 billion plus 0.68% per annum of the aggregate net assets of the Category IV Funds over $14.0 billion, up to and including $28.0 billion plus 0.61% per annum of the aggregate net assets of the Category IV Funds over $28.0 billion, up to and including $42.0 billion plus 0.54% per annum of the aggregate net assets of the Category IV Funds over $42.0 billion, up to and including $56.0 billion plus 0.47% per annum of the aggregate net assets of the Category IV Funds over $56.0 billion, up to and including $70.0 billion plus 0.41% per annum of the aggregate net assets of the Category IV Funds over $70.0 billion, up to and including $84.0 billion plus 0.35% per annum of the aggregate net assets of the Category IV Funds in excess of $84.0 billion

Advisory Fee for Group X Funds

	First $46 billion	Greater than $46 billion Up to $81 billion	Greater than $81 billion Up to $141 billion	Greater than $141 billion
iShares Latin America 40 ETF	0.5000%	0.4750%	0.4513%	0.4287%
iShares MSCI Pacific ex Japan ETF*	0.5000%	0.4750%	0.4513%	0.4287%
iShares Russell 2000 ETF	0.2000%	0.1900%	0.1805%	0.1715%
iShares Russell 2000 Growth ETF	0.2500%	0.2375%	0.2257%	0.2144%
iShares Russell 2000 Value ETF	0.2500%	0.2375%	0.2257%	0.2144%
iShares Select Dividend ETF	0.4000%	0.3800%	0.3610%	0.3430%
iShares U.S. Preferred Stock ETF	0.4800%	0.4560%	0.4332%	0.4116%

Advisory Fee for Group XI Funds

	First $19 billion	Greater than $19 billion Up to $33 billion	Greater than $33 billion Up to $58 billion	Greater than $58 billion
iShares iBoxx $ High Yield Corporate Bond ETF	0.5000%	0.4750%	0.4513%	0.4287%
iShares J.P. Morgan USD Emerging Markets Bond ETF	0.6000%	0.5700%	0.5415%	0.5145%

Advisory Fee for Group XII Funds

	First $121 billion	Greater than $121 billion Up to $211 billion	Greater than $211 billion
iShares 1-3 Year Credit Bond ETF	0.2000%	0.1900%	0.1805%
iShares Cohen & Steers REIT ETF	0.3500%	0.3325%	0.3159%
iShares iBoxx $ Investment Grade Corporate Bond ETF	0.1500%	0.1425%	0.1354%
iShares Intermediate Credit Bond ETF	0.2000%	0.1900%	0.1805%
iShares MBS ETF	0.2500%	0.2375%	0.2257%
iShares Nasdaq Biotechnology ETF	0.4800%	0.4560%	0.4332%
iShares Russell 1000 Growth ETF	0.2000%	0.1900%	0.1805%
iShares Russell 1000 Value ETF	0.2000%	0.1900%	0.1805%
iShares Russell Mid-Cap ETF	0.2000%	0.1900%	0.1805%
iShares Russell Mid-Cap Growth ETF	0.2500%	0.2375%	0.2257%
iShares Russell Mid-Cap Value ETF	0.2500%	0.2375%	0.2257%
iShares S&P Mid-Cap 400 Growth ETF	0.2500%	0.2375%	0.2257%
iShares TIPS Bond ETF	0.2000%	0.1900%	0.1805%

Advisory Fee for Group XIII Funds

	First $12 billion	Greater than $12 billion Up to $21 billion	Greater than $21 billion
iShares Europe ETF	0.6000%	0.5700%	0.5415%
iShares International Select Dividend ETF	0.5000%	0.4750%	0.4513%
iShares MSCI EAFE Small-Cap ETF	0.4000%	0.3800%	0.3610%

*	This Fund is a fund of iShares, Inc.
**	This Fund is a fund of iShares MSCI Russia Capped ETF, Inc. Pursuant to a reorganization expected to occur in 2015, this Fund will become a fund of iShares, Inc.

Amended and Approved by the Board of Trustees of iShares Trust on December 3-4, 2014.